Exhibit 99.4

WESTERN URANIUM & VANADIUM CORP. (the “Corporation”) Request for Financial Statements

In accordance with Canadian Securities Administrator’s National Instrument 51-102 – Continuous Disclosure Obligations, registered and beneficial shareholders may elect annually to receive a copy of our annual financial statements and corresponding management discussion and analysis (“MD&A”) or interim financial statements and the corresponding MD&A, or both. If you wish to receive these documents by mail, please return this completed form to:

Capital Transfer Agency ULC 390 Bay Street, Suite 920 Toronto, Ontario M5H 2Y2

Rather than receiving the financial statements by mail, you may choose to view these documents under the Corporation’s profile on SEDAR+ at www.sedarplus.ca, www.sec.gov/edgar or www.western- uranium.com/annual-general-meetings.html.

I HEREBY CERTIFY that I am a registered and/or beneficial holder of the Corporation, and as such, request that my name be placed on the Corporation’s Mailing List in respect to its annual and/or interim financial statements and the corresponding MD&A for the current financial year.

SHAREHOLDER REGISTRATION (PLEASE PRINT CLEAR IN BLOCK LETTERS)

STREET ADDRESS

CITY	PROV/STATE	POSTAL/ZIP CODE

COUNTRY (IF NOT CANADA OR USA)	EMAIL*

IF THIS IS AN ADDRESS CHANGE, PLEASE CHECK THE BOX AND PROVIDE YOUR FORMER ADDRESS BELOW
☐
PLEASE SEND ME THE FOLLOWING:

☐	Annual Financial Statements with MD&A

☐	Interim Financial Statements with MD&A

*	By providing an e-mail address, you are consenting to the delivery of Corporation information and financial reports in PDF electronic format to the provided e-mail address. In the event that the electronic delivery fails, the documents will be sent by ordinary mail. In order to remove yourself from this list at any time (either email or ordinary mail) please send your written request to email: ir@western-uranium.com or mail: Western Uranium & Vanadium Corp., 330 Bay Street, Suite 1400, Toronto, Ontario, Canada M5H 2S8.